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                                                                    EXHIBIT 99.1



NEWS RELEASE                                     FOR INFORMATION CONTACT:
NEWS20.99                                        TRACY BUCHANAN - 972-753-6900
                                                 EMAIL: TJWEID@HARKENENERGY.COM

                             FOR IMMEDIATE RELEASE


                     HARKEN ANNOUNCES $85 MILLION FINANCING


         Dallas, Texas (MAY 27, 1998)--Harken Energy Corporation ("Harken") (AMEX: "HEC") announced today that yesterday it closed the sale of $85,000,000 of 5% Senior Convertible Notes in Europe. These Notes bear interest at 5% annually until maturity in the year 2003, unless earlier redeemed or converted. These Notes are convertible under certain conditions into shares of Harken common stock at a conversion price of $6.50 per share.

         The Notes have not been registered under the Securities Act of 1993, as amended (the "Act") and can not be offered or sold in the U.S. without registration under the Act or an exemption therefrom.

Harken's Chairman, Mikel D. Faulkner, said, "We are very pleased with the terms of this successful placement of convertible notes in Europe. This capital will allow Harken to confidently accelerate its Colombian exploration and development plans."





                                 ______________


HARKEN ENERGY CORPORATION ("HARKEN") (AMEX: "HEC") EXPLORES FOR, DEVELOPS AND PRODUCES OIL AND GAS RESERVES DOMESTICALLY AND INTERNATIONALLY. CERTAIN STATEMENTS IN THIS NEWS RELEASE REGARDING FUTURE EXPECTATIONS AND PLANS FOR INTERNATIONAL OIL AND GAS EXPLORATION AND DEVELOPMENT MAY BE REGARDED AS "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES LITIGATION REFORM ACT. THEY ARE SUBJECT TO VARIOUS RISKS, SUCH AS THE INHERENT UNCERTAINTIES IN INTERPRETING ENGINEERING DATA RELATED TO UNDERGROUND ACCUMULATIONS OF OIL AND GAS, TIMING AND CAPITAL AVAILABILITY, DISCUSSED IN DETAIL IN THE COMPANY'S SEC FILINGS, INCLUDING THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997.